Exhibit (a)(14)

Wayne Brownlee Executive VP & CFO Investor Presentation September 10, 2010

Forward-Looking Statements This presentation contains forward-looking statements or forward-looking information (forward-looking statements). These statements are based on certain factors and assumptions including foreign exchange rates, expected growth, results of operations, performance, business prospects, valuation and opportunities and effective income tax rates. While the company considers these factors and assumptions to be reasonable based on information currently available, they may prove to be incorrect. Several factors could cause actual results to differ materially from those expressed in the forward-looking statements, including, but not limited to: future actions taken by BHP Billiton, PotashCorp or shareholders of PotashCorp in connection with, or in response to, BHP Billiton's unsolicited offer; fluctuations in supply and demand in fertilizer, sulfur, transportation and petrochemical markets; changes in competitive pressures, including pricing pressures; the recent global financial crisis and conditions and changes in credit markets; the results of sales contract negotiations with China and India; timing and amount of capital expenditures; risks associated with natural gas and other hedging activities; changes in capital markets and corresponding effects on the company's investments; changes in currency and exchange rates; unexpected geological or environmental conditions, including water inflow; strikes and other forms of work stoppage or slowdowns; changes in and the effects of, government policy and regulations; and earnings, exchange rates and the decisions of taxing authorities, all of which could affect our effective tax rates. Additional risks and uncertainties can be found in our Form 10-K for the fiscal year ended December 31, 2009 under captions "Forward-Looking Statements" and "Item 1A - Risk Factors" and in our other filings with the US Securities and Exchange Commission and Canadian provincial securities commissions. Forward-looking statements are given only as at the date of this presentation and the company disclaims any obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Long Term Fertilizer Market Drivers Solidly in Place

Billion People Source: United Nations World Population Growth Approximately 75 Million Additional People to Feed Each Year Forecast

Source: United Nations, IMF Economic Outlook, PotashCorp Percentage of World Population World Economic Growth Profile Around 75 Percent of World Population In Counties With GDP Growth Above 5 Percent Annual Percent GDP Growth 2010-2014F

Source: FAO, IMF KCal/Person/Day Relationship Between Per Capita GDP and Caloric Intake Rising Income Levels Have a Direct Impact on Food Consumption US China India Brazil $US GDP Per Capita Rapid growth in caloric consumption at lower per capita GDP levels. Opportunity to improve quantity and quality of diets as developing countries experience real economic growth.

Source: USDA, FAO, UN, PotashCorp Grain, Oilseed, Fruit and Vegetable Consumption Population and Economic Development Drive Food Consumption Growth Fruit and Vegetable Consumption Grain and Oilseed Consumption Billion Tonnes

Source: Fertecon, IFA, PotashCorp Million Nutrient Tonnes World Fertilizer Consumption Fertilizer Consumption Growth Closely Tied to Rising Food Demand Forecast

Near Term Market Fundamentals Improving Rapidly

Percent Percent Source: USDA World Grain Stocks-To-Use Ratio Based on crop year data. For example, 2010F refers to the 2010/11 crop year. Grain includes coarse grains and wheat. 25 Year Average 25 Year Average Strong Demand and Production Issues In Key Growing Regions Have Tightened Stocks

Percentage Increase Compared to 2000-2009 Average Agriculture Commodity Prices Higher Prices Reflect the Long-term Challenge of Meeting Rising Food Demand Source: World Bank

Food Price Index: 2002-2004 Equals 100 Source: FAO Global Food Price Index Food Inflation Concerns Have Returned in Recent Months 5% percent Mo/Mo Increase in August 16% percent Yr/Yr Increase in August

Source: USDA, PotashCorp Return over Variable Costs - $US/Acre US National Average Corn Economics Potential for Record Returns Expected to Support Strong Fertilizer Application Rates 2010F scenarios refer to the 2010/11 crop year.

Source: IPNI, PotashCorp North American Potash Producer Shipments Potash Demand Gaining Momentum 000 MT KCl - 12 Month Rolling Av.

Source: IPNI, PotashCorp Estimates Million Tonnes KCl North American Potash Producer Ending Inventory Strong Demand Expected to Tighten Inventory Levels Forecast Sc. 2 Forecast Sc. 1

Source: Fertecon, Public Filings, PotashCorp Million Tonnes KCl - 2009 Global Potash Operational Capability* Limited Number of Producing Regions * Estimated annual achievable production level.

Global Potash Operational Capability*

Excluding PotashCorp, Limited New Operational Capability Expected



Million Tonnes KCl
80
70
60
50
40
30
20
10
0
PotashCorp
Former Soviet Union
Europe
Other Possible
Other North America
Middle East
Other Probable
Probable Projects
2007
2008
2009
2010F
2011F
2012F
2013F
2014F
2015F

* Estimated annual achievable production level from existing operations; announced probable and possible brownfield projects; assuming typical ramp-up periods for new capacity. Probable and possible projects based on PotashCorp's view of project probabilities.

Source: Fertecon, Public Filings, PotashCorp

PotashCorp
Helping Nature Provide

World Potash Supply/Demand

Expect Return to Supply-Challenged Industry



Million Tonnes KCl
80
70
60
50
40
30
20
10
0
Historical Operational Capability
Probable Operational Capability*
Possible Operational Capability*
Historical Shipments
Shipment Scenario 1
Shipment Scenario 2
2000
2002
2004
2006
2008
2010F
2012F
2014F

* Estimated annual achievable production level from existing operations and announced probable and possible brownfield projects. Based on PotashCorp's view of project probabilities.
Scenario 1 based on 3.0 percent demand CAGR 2000-2020
Scenario 2 based on 3.5 percent demand CAGR 2000-2020

Source: Fertecon, Public Filings, PotashCorp

PotashCorp
Helping Nature Provide

World Potash Supply/Demand

Expect Return to Supply-Challenged Industry


Million Tonnes KCl
Historical Operational Capability
Probable Non-Canadian Operational Capability*
Possible Operational Capability*
Probable Canadian Operational Capability*
Historical Shipments
Shipment Scenario 1
Shipment Scenario 2
80
70
60
50
40
30
20
10
0
2000
2002
2004
2006
2008
2010F
2012F
2014F

* Estimated annual achievable production level from existing operations and announced probable and possible brownfield projects. Based on PotashCorp's view of project probabilities.
Scenario 1 based on 3.0 percent demand CAGR 2000-2020
Scenario 2 based on 3.5 percent demand CAGR 2000-2020

Source: Fertecon, Public Filings, PotashCorp

PotashCorp
Helping Nature Provide

Source: World Bank, Fertecon, PotashCorp World Operating Rate* - Percent World Crop Prices; Potash Operating Rate and Prices Fundamentals Expected to Support Higher Potash Prices * Based on percentage of operational capability FOB Vancouver Spot - $US/tonne Global Crop Price Index* (2000 = 100) * Includes: Cocoa, Coffee, Tea, Sugar, Bananas, Wheat, Rice, Corn, Palm Oil , Soybean, Cotton and Rubber

PotashCorp Opportunity

Our Opportunity Begins with a "Potash First" Strategy Growing Our Value Through Five-Way Potash Leverage 1 Price Appreciation Demand growth puts pressure on existing global potash supply, leading to an improved pricing environment. 2 Volume Growth Expect to nearly double our 2005 operational capability by 2015, accounting for the largest portion of new global supply. 3 Cost Savings New operational capability to carry little additional fixed operating costs. As volumes increase, per-tonne fixed costs decrease. 4 Tax Benefits Only first 5.7 million tonnes of our SK potash sold is subject to provincial profits tax. As volumes increase, per-tonne taxes decrease. 5 Offshore Investments Earnings potential and market value of equity investments also benefit from potash price appreciation and volume growth. Relative Impact on Earnings

1
PRICE

PotashCorp Brownfield Potash Construction Costs

Lower Cost Projects Completed; New Brownfield Tonnes More Capital Intensive


Cost per tonne ($CDN)
PotashCorp Projects Completed (2005-2009)
1,200
1,000
800
600
400
200
0
0.75 MMT*
1.50 MMT*
0.36 MMT*
0.40 MMT*
Rocanville
Lanigan
Patience Lake
Allan
PotashCorp Projects In Progress (2010-2015)
1.00 MMT*
2.20 MMT*
1.20 MMT*
2.70 MMT*
Allan
Cory (I & II)
New Brunswick**
Rocanville

* Includes, as applicable, both bringing back previously idled capacity and expansions to capacity and does not necessarily reflects current operational capability.

** New Brunswick costs per tonne based on 2MMT mine (not net capacity addition of 1.2MMT)

Source: PotashCorp

PotashCorp
Helping Nature Provide

$US Millions Saskatchewan Greenfield Potash Capital Costs We Believe New Entrants Would Be At Higher End of Cost Range Source: PotashCorp * Based on 2mmt per-year mine; costs could vary depending on conventional vs. solution mine, depth of ore body, geographic location, etc. ** Dependent on geographic location, access and distance to port. Includes links to rail, railcars, roads, utility systems, port facilities, etc. *** Based on publicly reported cost of recent purchases. $0.0M-$1.0B $0.6M-$1.2B $3.5B-$5.0B $2.8B

1
PRICE

Saskatchewan Brownfield and Greenfield Sensitivities

Significant Cost and Time Advantage for Brownfield Projects


$US/tonne Netback Required (fob mine)
1,000
900
800
700
600
500
400
300
200
100
0
Greenfield 15% IRR
Greenfield 10% IRR
Brownfield 15% IRR
Brownfield 10% IRR
PotashCorp Q2 2010 Netback = $309/MT
Estimated netback range required for a SK greenfield potash project
$400/tonne
$700/tonne
$1,000/tonne
$1,750/tonne
$2,000/tonne
$2,500/tonne
Construction Cost Per Tonne

Assumptions:

•Brownfield: 1-million-tonne project constructed in Saskatchewan, excluding cost of infrastructure; 5 year construction and ramp-up timeline; does not include profit tax savings from immediate CAPEX deduction

•Greenfield: 2-million-tonne project constructed in Saskatchewan, plus cost of infrastructure; minimum 7 year development and ramp-up timeline; $US/CDN at par

Source: PotashCorp

PotashCorp
Helping Nature Provide

2
VOLUME

World Potash Producer Profile

PotashCorp Growth Potential is Unmatched

Million Tonnes KCl – 2009 to 2014


PotashCorp
Mosaic (Canada, US)
Belaruskali (Belarus)
ICL (Israel, Spain, UK)*
Silvinit (Russia)
Uralkali (Russia)
K+S (Germany)
China*
Agrium (Canada)
APC (Jordan)*
SQM (Chile)*
Intrepid (US)
Vale (Brazil)
0
2
4
6
8
10
12
14
16
18
20
PotashCorp (Operational Capability)
PotashCorp Investments (Capacity)
Other Producers (Capacity)
Announced Capacity Growth through 2014

- PotashCorp investments: ICL (14%), APC (28%), SQM (32%) and Sinofert (22%)
- Note: PotashCorp based on operational capability (what we could physically produce) while competitor capacity is stated nameplate, which may exceed operational capability

Source: Fertecon, British Sulphur, IFA, PotashCorp

PotashCorp
Helping Nature Provide

Source: PotashCorp Million Tonnes KCl PotashCorp's Operational Capability Nearly Doubling Our Capability Between 2005 and 2015 * Operational Capability - estimated annual achievable production level

2

VOLUME

PotashCorp's Growth Opportunity

Expanding Capability Provides Significant Opportunities for Earnings Growth



Million Tonnes KCl
18
16
14
12
10
8
6
4
2
0
5.9MMT of additional operational capability in progress – of which 40% of capital expenditures already complete
3.5MMT of existing "paid for" operating capability
2010 POT Sales Forecast
2010F Operational Capability
2015F Operational Capability

Source: PotashCorp

PotashCorp
Helping Nature Provide

Source: PotashCorp PotashCorp's Per-tonne Cash Operating Cost Sensitivity Expansion Projects Expected To Result In Cost Savings As Operating Rates Rise Percentage Per-tonne Cash Cost Savings Based on completion of expansion projects; percentage reduction from 2007/08 levels Post-expansion costs not adjusted for inflation; royalties (impacted by changes in potash price); or impacts from US/CDN exchange rate changes

Source: PotashCorp PotashCorp Provincial Mining Tax Sensitivity Tax Rates Rise as CAPEX Declines, but Offset by Higher Sales Volumes $300 GM/tonne $500 GM/tonne $700 GM/tonne Percentage of Potash GM 60% of Capability 100% of Capability 80% of Capability

5 INVESTMENTS

PotashCorp Offshore Investments

Increased Exposure to Potash Market Growth Through Strategic Investments


Million Tonnes KCl
Capacity
ICL
APC
SQM
12
10
8
6
4
2
0
2008
2009
2010F
2011F
2012F


Percentage of Chinese Potash Import Volume
Sinofert
50-60%
40%
Other

PotashCorp investments: ICL (14%), APC (28%), SQM (32%) and Sinofert (22%)

Source: Fertecon, Public Filings, PotashCorp

PotashCorp
Helping Nature Provide

Source: Bloomberg, PotashCorp $US Millions Incremental Value of Our Investments* Generating Financial Value: $8.5 Billion in Market Value* Worth $28 Per Share * Based on share prices as at September 9, 2010 Market Value

PotashCorp Has World Class Nitrogen and Phosphate Assets PotashCorp Phosphate Rock Reserve Life* Years Million Tonnes Product *Proven and probable reserves permitted and to be permitted as of December 31, 2009 Low-cost Western Hemisphere Ammonia Capacity *Tringen is the Government portion only Source: Blue, Johnson & Associates, Fertecon, Public Filings, PotashCorp Well Positioned to Benefit from Improving Fertilizer Market Fundamentals

Source: PotashCorp $US Billions PotashCorp EBITDA Growth Potential Substantial Earnings Leverage From Higher Potash Prices and Volumes $US Billions EBITDA Potential Scenarios (at 2011 Operational Capability)* EBITDA Potential Scenarios (at 2015 Operational Capability)* * Assumptions include: gross margin for phosphate and nitrogen between $0.5 - $1.0 Billion (USD); and PPT as a percentage of potash gross margin: 2011 (6-14 percent); 2015 (13-20 percent)

Thank you. PotashCorp.com

Important Information This presentation is neither an offer to purchase nor the solicitation of an offer to sell any securities. On August 23, 2010, PotashCorp filed a solicitation/recommendation statement on Schedule 14D-9 with the Securities and Exchange Commission (the "SEC") with respect to the offer to purchase commenced by BHP Billiton Development 2 (Canada) Limited, a wholly-owned subsidiary of BHP Billiton Plc. Investors and security holders of PotashCorp are urged to read the solicitation/recommendation statement and any other relevant documents filed with the SEC, because they contain important information. Investors and security holders may obtain a free copy of the solicitation/recommendation statement and other documents that PotashCorp files with the SEC through the website maintained by the SEC at www.sec.gov and through the website maintained by PotashCorp at www.potashcorp.com. In addition, the solicitation/recommendation statement and other documents filed by PotashCorp with the SEC may be obtained from PotashCorp free of charge by directing a request to Potash Corporation of Saskatchewan Inc., 122 - 1st Avenue South, Suite 500, Saskatoon, Saskatchewan, Canada S7K 7G3, (306) 933-8500.